Exhibit 99.1

For Immediate Release

For media inquiries, contact:	For investor inquiries, contact:
Kenneth Kracmer	Bob Schwaller
Michael & Partners	Michael & Partners
972-716-0500 ext. 15	972-243-0439
kkracmer@michaelpartners.com	bob@horizonmarcom.net

CANO PETROLEUM REPORTS THIRD QUARTER

AND FIRST NINE MONTHS RESULTS

FORT WORTH, Texas, May 12, 2005 - Cano Petroleum Inc. (Amex: CFW) today reported results for the third quarter and first nine months of operation as a publicly traded company.  In the quarter ended March 31, 2005, the company posted a net loss before certain non-cash accounting charges of $0.3 million on revenues of $1.5 million.  For the nine months ended March 31, 2005, the net loss before certain non-cash accounting charges was $0.8 million on revenues of $3.8 million.  (See reconciliation on page four.)

Recent key events include:

•                  In March, Cano sold 1,350,000 shares of common stock to two accredited institutional investors at $3.75 per share, with net proceeds of $4.8 million.

•                  Also in March, the company completed its $8 million acquisition of its fourth and largest asset, Square One Energy, which included 10,300 acres in the mature Desdemona Field in central Texas.

•                  On May 5, Cano was listed for trading on the American Stock Exchange.

“We believe these recent events position our company for future success,” said Jeff Johnson, chairman and chief executive officer.  “Our waterflooding and enhanced oil-recovery techniques, such as ASP, may generate healthy long-term growth in production and revenues beginning in mid 2006. At the same time, we are seeking additional acquisitions to build on our existing operations.”

Cano’s capital spending program for its existing properties, planned for $3.6 million, will focus on implementing waterflood operations at its Desdemona Field and Alkaline

- more -

Surfactant Polymer (ASP) technology at its Nowata Field.  ASP is an advanced combination of chemical additives that has proven effective in the recovery of additional oil in place following the initial waterflood.

Johnson added that Cano is seeking to farm out exploration rights to extensive Barnett Shale formations on its recent 10,300-acre Desdemona Field (Square One Energy) acquisition and focus on the company’s core expertise – secondary and enhanced oil recovery.

Cano’s cash flow used in operations was $0.6 million for the nine months ended March 31, 2005.  This resulted primarily from higher lease operating expenses (“LOE”) at Cano’s newly acquired properties and start-up costs incurred to fund the support services.  The LOE was unusually high due to operational improvements required at several of Cano’s fields as these newly acquired operations were brought up to Cano’s operating standards.

The certain non-cash accounting charges pertain to the deferred compensation expense and preferred stock discount.

ABOUT CANO PETROLEUM:

Cano Petroleum Inc. is an independent Texas-based energy producer with properties in the mid-continent region of the United States.  Led by an experienced management team, Cano’s primary focus is on increasing domestic production from proven fields using enhanced recovery methods.  Cano is traded on the American Stock Exchange under the ticker symbol CFW.  Additional information is available at www.canopetro.com.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things, volatility of natural resource prices, product demand, market competition, and risks inherent in our operations.  These and other risks are described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

# # #

CANO PETROLEUM, INC.

OPERATIONAL SUMMARY

(unaudited)

	Three months	Nine months
	ended 3/31/05	ended 3/31/05

SALES

Oil (MBbls)	24	62
Gas (MMcf)	41	133
Total (MBOE)	31	84

AVERAGE PRICE

Oil ($/Bbl)	$49.39	$47.78
Gas ($/Mcf)	$5.60	$5.94

RESERVES

Based on reports prepared by independent petroleum engineers dated January 1, 2005:

	Nowata	Rich Valley	Davenport	Desdemona	Total
Proved
Oil—Mbbls	1,592	274	213	679	2,758
Gas—Mmcf	234	2,780	15	1,985	5,014

Proved Barrels of Equivalent Oil (MBOE)	1,631	738	215	1,010	3,594

Proved Producing (MBOE)	1,593	583	57	505	2,738

CANO PETROLEUM, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Operating Revenues:
Crude oil and natural gas sales	$1,461,885	$—	$3,780,437	$—

Operating Expenses:
Lease operating expenses	819,093	—	1,815,837	—
General and adminstrative	729,988	59,901	2,121,967	88,009
Deferred compensation expense	431,439	—	1,341,285	—
Depletion and depreciation	159,822	—	403,538	—
Other expenses, net	96,824		247,717
Total operating expenses	2,237,166	59,901	5,930,344	88,009

Net loss	(775,281)	(59,901)	(2,149,907)	(88,009)

Preferred stock discount	—	—	416,534	—

Loss applicable to common stock	$(775,281)	$(59,901)	$(2,566,441)	$(88,009)

Net loss per share - basic and diluted	$(0.07)	$(0.01)	$(0.24)	$(0.01)

Weighted average common shares outstanding - basic and diluted	11,204,155	6,982,204	10,722,854	6,982,204

RESULTS OF OPERATIONS

BEFORE CERTAIN NON-CASH ACCOUNTING CHARGES

Net Loss Before Certain Accounting Charges	$(343,842)	$(808,622)

Less:
Deferred Compensation Expense	431,439	1,341,285
Preferred Stock Discount	—	416,534
Subtotal	431,439	1,757,819
Loss Applicable to Common Stock	$(775,281)	$(2,566,441)

CANO PETROLEUM, INC.

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

March 31,
2005
ASSETS
Current assets
Cash and cash equivalents	$401,220
Accounts receivable and other current assets	682,028
Total current assets	1,083,248

Oil and gas properties, net	15,808,164
Other assets	373,065
TOTAL ASSETS	$17,264,477
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$763,382
Other current liabilities	106,238
Total current liabilities	869,620
Long-term liabilities
Asset retirement obligations	581,397
Commitments and contingencies
Stockholders’ equity
Preferred stock	—
Common stock, par value $.0001 per share; 50,000,000 authorized; 20,352,757 issued and outstanding, including 5,165,000 shares held in escrow	2,036
Additional paid-in capital	25,880,305
Accumulated deficit	(9,182,760)
Deferred compensation	(886,121)
Total stockholders’ equity	15,813,460
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,264,477

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended March 31,
	2005	2004
Cash flow from operating activities:
Net loss	$(2,149,907)	$(88,009)
Adjustments needed to reconcile to net cash flow used in operations:
Accretion of asset retirement obligations	16,444	—
Depletion and depreciation	403,538	—
Deferred compensation expense	1,341,285	—
Stock-based compensation expense	78,666	—

Changes in assets and liabilities relating to operations:	(248,748)	839

Net cash used in operations	(558,722)	(87,170)

Cash flow from investing activities:
Additions to oil and gas properties and other	(1,987,391)
Acquisition of Nowata	(2,551,721)	—
Acquisition of Square One Energy, Inc.	(4,020,363)	—
Acquisition of Ladder	(2,111,517)	—
Net cash used in investing activities	(10,670,992)	—

Cash flow from financing activities:
Proceeds from issuance of preferred stock, net	5,304,872	—
Proceeds from issuance of common stock, net	4,750,783	—
Loan by principal stockholder	—	70,000
Net cash from financing activities	10,055,655	70,000

Net decrease in cash and cash equivalents	(1,174,059)	(17,170)

Cash and cash equivalents at beginning of period	1,575,279	20,000

Cash and cash equivalents at end of period	$401,220	$2,830

Supplemental disclosure of noncash transactions:
Common stock issued for acquisition of Square One Energy, Inc.	$3,519,996	$—
Amortization of preferred stock discount	$416,534	$—